EXHIBIT 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Asset Growth Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-54005 of our report dated October 7, 1999 appearing in the annual report to shareholders of Merrill Lynch Asset Growth Fund, Inc. for the year ended August 31, 1999, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP __________________ Deloitte & Touche LLP Princeton, New Jersey December 2, 1999